Exhibit 99.2

                     IN THE UNITED STATES BANKRUPTCY COURT
                      FOR THE NORTHERN DISTRICT OF GEORGIA
                                NEWNAN DIVISION


In re                               )     Chapter 11
                                    )
THE NEW POWER COMPANY, et al.,      )     Jointly Administered
                                    )
                  Debtors.          )     Case Nos. 02-10835 through 02-10837
                                    )
____________________________________)     Judge W. Homer Drake, Jr.

                      ORDER AUTHORIZING DEBTORS TO MAKE A
                FINAL DISTRIBUTION AND FOR OTHER RELATED RELIEF
                -----------------------------------------------

            The New Power Company, NewPower Holdings, Inc., and TNPC Holdings, Inc. (collectively, the "Debtors") having filed a motion dated October 5, 2006 (Docket No. 1395) (the "Motion") seeking multiple relief, including authority to make a Final Distribution and an order discharging the Examiner; and an initial hearing on the Motion having been held on October 30, 2006, after due notice, and the Court having entered an Order on November 9, 2006 (Docket No.
1407) with respect to a part of the Motion; and the Court having continued, from time to time, the hearing with regard to the remainder of the Motion; and the Court having entered an Order and Notice of Assignment of Hearing on February 14, 2007 (Docket No. 1445) that scheduled a hearing on the Motion for February 21, 2007 concurrently with the previously noticed status conference (Docket No. 1441); and counsel to the Debtors having given proper notice of the February 21, 2007 hearing on the Motion to (a) the Office of the United States Trustee, (b) the Examiner and his counsel; (c) counsel for the Enron Parties;
(d) counsel to Riverside Contracting LLC ("Riverside"); and (e) all parties requesting notice pursuant to Bankruptcy Rule 2002; and no other or further notice being required; and the final hearing regarding the Motion having been held on February 21, 2007; and upon the record of said hearing and all prior proceedings in these cases; and after due deliberation and sufficient cause appearing therefor, it is:

            ORDERED, that the Motion is granted as hereinafter set forth; and it is further

            ORDERED, that the Debtors are authorized to make a final distribution (the "Final Distribution") pursuant to the Second Amended Chapter 11 Plan (the "Plan");(1) and it is further

            ORDERED, that the Debtors shall make a Final Distribution in accordance with the following procedures:

      o Establishment of Reserve. The Debtors shall file the aggregate amount of their proposed reserve (the "Proposed Reserve") with the Court on or before March 21, 2007. Concurrently with the filing of the Proposed Reserve, the Debtors will (A) serve a copy of this Order and the Proposed Reserve on (1) counsel for the Enron Parties; (2) counsel to Riverside; (3) all parties requesting notice pursuant to Bankruptcy Rule 2002; (B) file a Form-8K with the Securities and Exchange Commission; and (C) send a detailed breakdown of the Proposed Reserve (the "Proposed Reserve Detail") to the Court so as to permit the Honorable W. Homer Drake, Jr. to conduct an in camera review of the Proposed Reserve Detail. Any party that wishes to receive a copy of the Proposed Reserve Detail may do so after executing a stipulation concerning nondisclosure of confidential material (the "Confidentiality Stipulation") with the Debtors, substantially in the form attached hereto as Exhibit A, which form is hereby approved.

      o Objection to Reserve. Any party objecting to the Proposed Reserve must to do so in writing, setting forth the basis and specific grounds for such objection, and must file such objection with the Court so as to be received no later than 4:00 p.m. local time on April 10, 2007 (the "Objection Deadline"). Any party that objects to the Proposed Reserve based upon Confidential Material (as defined in the Confidentiality Stipulation) shall comply with the terms of the Confidentiality Stipulation. If any objections are timely received, a hearing will be scheduled by the Court to consider such objections. If no objections are timely received, the Proposed Reserve shall be deemed final and reasonable for all purposes without the necessity of further order of the Court.


-----------------------
(1) Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Plan.

      o Establishment of a Final Record Date. The date that is ten (10) business days after: (i) the Objection Deadline if no objection to the Proposed Reserve is received; or (ii) ten (10) days after entry of an Order approving the Proposed Reserve if an objection to the Proposed Reserve is received, shall be the record date (the "Final Record Date") for purposes of determining the holders of shares (or share equivalents) in the common stock of Holdings (the "Holdings Common Stock") eligible for distribution on account of Allowed Class 9 Interests (the "Record Holders");

      o Unexercised Options and Warrants. Any Exercisable Options and Holdings Warrants that have not been exercised and converted to Class 9 Interests as of the Final Record Date will be Deemed Exercised as of that date in accordance with the Plan;

      o List of Interest Holders. Pursuant to Bankruptcy Rule 1007(i), the Debtors shall work with Mellon to compile within two (2) business days after the Final Record Date a list containing names, addresses and holdings of the respective Record Holders of Holdings Common Stock as of the Final Record Date. The Debtors shall also compile a list containing names, addresses and holdings of any certificated holders of Interests in Class 9, inclusive of all persons whose Exercisable Options or Holdings Warrants have been Deemed Exercised in accordance with the terms and conditions set forth herein. If a Final Distribution is due to a Record Holder, the right to receive such Final Distribution does not follow the Interest, Warrant or Option that might be transferred thereafter, but the Record Holder retains the right to such Final Distribution;

      o Final Distributions. Mellon shall mail checks on account of the Final Distribution allocable to each holder of Class 9 Interests expeditiously, but in no event later than ten (10) business days after the Final Record Date (the "Final Distribution Date"). Any broker, bank, proxy, intermediary, agent or other nominee (collectively, the "Representatives") that is a Record Holder of Class 9 Interests as of the Final Record Date, or is the agent for, or acting by the authority of, such Record Holder, shall be directed to cause to be distributed the respective Final Distribution amounts to the beneficial holders for whom the Representative serves as Record Holder within five (5) business days after receipt of same from the Debtors; and

      o Fees and Expenses. The Debtors shall, upon request, reimburse Mellon and the Representatives (or their agents) in accordance with customary procedures for their reasonable and customary out-of-pocket expenses. The Court shall retain jurisdiction to resolve any disputes regarding the payment of such fees or expenses.

            ORDERED, that the Debtors are specifically authorized, empowered and directed to take any and all acts necessary to effect the dissolution of the Debtors under applicable

Delaware law, including, but not limited to, the filing of certificates of dissolution with the State of Delaware, closing the stock transfer books and discontinuing the recording of transfers of Holdings Common Stock from and after the date of such filing of the certificates of dissolution with the State of Delaware; and it is further

            ORDERED, that, without further order of the Court, the Debtors are authorized and empowered to distribute any funds that remain in the Reserve Account at the end of the three (3) year period, as set forth in section 278 of the Delaware General Corporation Law, to all Record Holders, provided, however, that if at the end of such three (3) year period, (a) the amount held in the Reserve Account is less than $25,000, or (b) any single Record Holder is to receive a distribution in the aggregate amount of less than $1.00, such funds shall not be distributed to holders of Holdings Common Stock but shall instead be delivered to the registry of the United States Bankruptcy Court for the Northern District of Georgia, Newnan Division; and it is further

            ORDERED, that the Debtors are authorized and empowered to take any and all actions necessary to facilitate the closure of these cases; and it is further

            ORDERED, that this Court shall retain jurisdiction over the relevant parties with respect to any matters related to or arising from the implementation of this Order.

            SO ORDERED

At Newnan, Georgia this 15th day of March, 2007.



                                              /s/ W. HOMER DRAKE, JR.
                                              -----------------------
                                              W. HOMER DRAKE, JR.
                                              UNITED STATES BANKRUPTCY JUDGE
Prepared and Presented by:

KING & SPALDING LLP


Paul K. Ferdinands
pferdinands@kslaw.com
Georgia Bar No. 258623
1180 Peachtree Street
Atlanta, Georgia  30309
Telephone (404) 572-4600
Telecopier (404 572-5100

         - and -

SIDLEY AUSTIN LLP
William M. Goldman
wgoldman@sidley.com
Geoffrey T. Raicht
graicht@sidley.com
787 Seventh Avenue
New York, New York  10022
Telephone (212) 839-5300
Telecopier (212) 839-5599

Co-Counsel for the Debtors and
Debtors in Possession